                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference:

          (i) in Registration Statement No. 33-54491 on Form S-8 pertaining to the James River Corporation of Virginia StockPlus Investment Plan;

          (ii) in Registration Statement No. 33-57153 on Form S-8 pertaining to the James River Corporation of Virginia Canadian Employees Stock Purchase Plan;

          (iii) in Registration Statement No. 33-43894 on Form S-8 pertaining to the James River Corporation of Virginia Stock Option Plan for Outside Directors;

          (iv) in Post-Effective Amendment No. 1 to the Registration Statement No. 2-83979 on Form S-8, serving as Post-Effective Amendment No. 5 to Registration Statement No. 2-64057, and as Post-Effective Amendment No. 2 to Registration Statement No. 2-76900, each pertaining to the James River Corporation of Virginia Stock Option Plan;

          (v) in Registration Statement No. 33-56657 on Form S-8 pertaining to the James River Corporation of Virginia 1987 Stock Option Plan;

          (vi) in Registration Statement No. 33-53413 on Form S-3 pertaining to the shelf registration of $600,000,000 of debt securities of James River Corporation of Virginia;

          (vii) in Registration Statement No. 333-02217 on Form S-8 pertaining to the James River Corporation of Virginia 1996 Stock Incentive Plan;

          (viii) in Registration Statement No. 333-02213 on Form S-8 pertaining to the James River Corporation of Virginia Director Stock Ownership Plan;

          (ix) in Registration Statement No. 333-33435 on Form S-8 pertaining to the Fort Howard Corporation Profit Sharing Retirement Plan and the Harmon Assoc., Corp. Profit Sharing Plan; and,

          (x) in Registration Statement No. 333-33431 on Form S-8 pertaining to the Fort Howard Corporation Management Equity Participation Agreement, the Fort Howard Corporation Management Equity Plan, and the Fort Howard Corporation 1995 Stock Incentive Plan of our report, dated August 13, 1997, on our audits of the supplemental consolidated financial statements of Fort James Corporation and Subsidiaries as of December 29, 1996 and December 31, 1995, and for each of the three fiscal years in the period ended December 29, 1996, which report is included in this Current Report on Form 8-K.

      /s/ Coopers & Lybrand L.L.P.
     ------------------------------
     Richmond, Virginia
     August 26, 1997